Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-161319

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 26, 2009)

Houston American Energy Corp.

14,814,815 Units
Each Unit Consisting of One Share of Common Stock,
One Class A Warrant to Purchase One-Half Share of Common Stock and
One Class B Warrant to Purchase One-Half Share of Common Stock

We are offering and selling up to 14,814,815 units, with each unit consisting of one share of our common stock, one Class A Warrant to purchase one-half share of common stock and one Class B Warrant to purchase one-half share of common stock.  The Class A Warrants will have an exercise price of $0.81 per share, will be exercisable immediately and will expire six months from the date of issuance.  The Class B Warrants will have an exercise price of $0.90 per share, will be immediately exercisable and will expire three years from the date of issuance. The units will not be issued or certificated.  The shares of common stock and the warrants will be issued separately but will be purchased together in this offering.

Our common stock is listed on the NYSE MKT under the symbol “HUSA.” The last sale price of our common stock as reported on the NYSE MKT on September 28, 2012 was $0.90 per share. There is no established public trading market for the offered warrants, and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the warrants on the NYSE MKT or any other national securities exchange or other nationally recognized trading system.

You should read both this prospectus supplement and the accompanying prospectus, as well as any documents incorporated by reference in this prospectus supplement and/or the accompanying prospectus, before you make your investment decision.

Investing in our securities involves risks. You should carefully consider the risk factors described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference herein before making any decision to invest in the units offered hereby.

We have retained C. K. Cooper & Company, Inc. as our placement agent to use its commercially reasonable efforts to solicit offers to purchase units in this offering. The placement agent has no obligation to buy any of the units from us or to arrange for the purchase or sale of any specific number or dollar amount of the units. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information regarding these arrangements.

	Per Unit	Maximum Offering
Public offering price	$0.675	$10,000,000
Placement agent fees (1)	$0.043875	$650,000
Proceeds, before expenses, to us	$0.631125	$9,350,000

(1)
We have also agreed to reimburse the placement agent for all reasonable out-of-pocket accountable expenses incurred by it in connection with this offering, including the fees and disbursement of counsel, up to a maximum of $100,000.

It is currently anticipated that the securities purchased will be delivered on or about October 4, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

C. K. Cooper & Company

This prospectus supplement is dated October 1, 2012

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. The accompanying prospectus was filed with our registration statement on Form S-3 (registration file no. 333-161319) with the Securities and Exchange Commission (the “SEC”) as part of a shelf registration process. Under the shelf registration process, we may offer to sell debt securities, common stock, preferred stock and warrants, from time to time in one or more offerings, up to a total dollar amount of $75,000,000.  Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.  This prospectus supplement provides you with a general description of the offered securities. You should read this prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus and any free writing prospectus distributed by us before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, contained, or incorporated by reference, in the accompanying prospectus or contained in any free writing prospectus we have distributed in connection with this offering.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus.  You should not rely on any unauthorized information or representation.  This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sale of a security.

We are not making any representation to you regarding the legality of an investment in common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of the common stock.

Information contained on or accessible through our website does not constitute part of this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Houston American,” “HUSA,” “Company,” “we,” “us,” and “our” or similar references refer to Houston American Energy Corp. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  To fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us, including the information contained under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus including “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our reports subsequently filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, for more information about important risks you should consider before making an investment decision.

Houston American Energy Corp.

Our Business

Houston American Energy Corp. is a non-operator independent oil and gas exploration and production company.  Our oil and gas exploration and production activities are focused on the exploration and development of concessions in the South American country of Colombia and development of properties in the U.S. onshore Gulf Coast region, principally Texas and Louisiana.  We seek to utilize the contacts and experience of our executive officers, principally John F. Terwilliger and James Jacobs, to identify favorable drilling opportunities, to use advanced seismic techniques to define prospects and to form partnerships and joint ventures to spread the cost and risks to us of drilling and development.

Recent Developments

Our initial test well on our CPO 4 prospect in Colombia, the Tamandua #1 well, commenced drilling in June 2011. In April 2012, our operator ceased testing and completion efforts on the well as a result of formation damage that occurred during drilling.  As a result of the determination to cease efforts to complete the Tamandua #1 well, we determined to include the costs related to the Tamandua #1 well in the full cost pool for inclusion in the ceiling test and as a result we recorded an impairment charge of $26,527,300 for the period ended June 30, 2012.  This impairment charge resulted in the   write off of costs there were not being amortized and were attributable to the drilling of the Tamandua #1 well.  In addition we wrote off seismic exploration and evaluation costs, general and administrative costs and environmental and governmental costs that were attributable to the CPO 4 block through June 30, 2012.

In April 2012, we confirmed that the SEC is conducting a non-public formal investigation into our company. Pursuant to the investigation, we received subpoenas issued by the SEC. The subpoenas called for the testimony of our principal officers and the delivery of certain documents. The subpoenas were issued pursuant to a nonpublic formal order of private investigation issued by the SEC on March 1, 2011, which followed a nonpublic informal inquiry commenced by the SEC in October 2010. We received a copy of the nonpublic formal order of private investigation on February 10, 2012 in connection with a subpoena issued by the SEC in February 2012. The SEC is investigating whether there have been any violations of the federal securities laws and appears to have narrowed the focus of their investigation to matters relating to disclosures in the late 2009 and early 2010 time period regarding resource potential for the CPO-4 prospect. We have presented information supporting our disclosure relative to resource potential on the CPO 4 prospect. We are scheduled to meet with the SEC in October 2012 to discuss this information.  The investigation does not represent a conclusion by the staff that there have been any violations of the federal securities laws nor whether the staff would conclude that any enforcement action is appropriate. At this time, we have not been made aware of a finding by the SEC of any securities violations. Also, as stated in the subpoenas issued by the SEC, the investigation does not mean that the SEC has a negative opinion of any person, entity or security. We have cooperated fully, and are committed to continuing to cooperate fully, with the SEC in this matter. It is not possible at this time to predict the timing or outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

On April 27, 2012, a purported class action lawsuit was filed in the U.S. District Court for the Southern District of Texas against Houston American Energy Corp. and certain of our executive officers: Steve Silverman v. Houston American Energy Corp. et al., Case No. 4:12-CV-1332.  The complaint generally alleges that, between March 29, 2010 and April 18, 2012, all of the defendants violated Sections 10(b) of the Exchange Act, and SEC Rule 10b-5 and the individual defendants violated Section 20(a) of the Exchange Act in making materially false and misleading statements including certain statements related to the status and viability of the Tamandua #1 well. Two additional class action lawsuits were filed against us in May 2012. The complaints seek unspecified damages, interest, attorneys’ fees, and other costs. On September 20, 2012, the court consolidated the class action lawsuits and appointed a lead plaintiff. We believe all of the claims in the consolidated class action lawsuits are without merit and intend to vigorously defend ourselves against these claims. It is not possible at this time to predict the timing or outcome of the class action lawsuits that have or may be filed.

In March 2012, we sold our interest in HupecolCuerva LLC and our indirect interest in the LaCuerva and LLA 62 prospects for approximately $1.2 million, before transaction costs and subject to certain escrow holdbacks.  After the sale, and as of the date hereof, we have no material production in Colombia.

On May 3, 2012, we entered into definitive agreements with certain institutional investors to sell, and on May 8, 2012 we sold, 6,200,000 units, with each unit consisting of one of our common shares and one warrant to purchase one common share, for gross proceeds of approximately $13.14 million, before deducting placement agent fees and estimated offering expenses, in a "registered direct" offering.  The investors purchased the units at a purchase price of $2.12 per unit. The warrants, which represent the right to acquire an aggregate of up to 6,200,000 common shares, are exercisable at any time on or after November 9, 2012 and prior to November 9, 2015 at an exercise price of $2.68 per share, which was 120% of the closing price of our common shares on the NYSE Amex on May 2, 2012.

In May 2012, Richard Howe resigned as a director of our company due to health reasons and, in July 2012, Keith Grimes was appointed as a director.

In July 2012, we determined to plug and abandon the Cachirre #1 well, our second test well on the CPO 4 prospect in Colombia.  As a result of such determination, we included the costs related to the Cachirre #1 well in the full cost pool for inclusion in the ceiling test at June 30, 2012 and recorded an impairment charge of $10,101,619 during the quarter and six months ended June 30, 2012.  This resulted in the write off of costs not being amortized that were attributable to the drilling of the Cachierre #1 well as well as to write off seismic exploration and evaluation costs, general and administrative costs and environmental and governmental costs that were attributable to the CPO 4 block through June 30, 2012.  Following cessation of operations on the Cachierre #1 well, efforts commenced to move the drilling rig to the location of our third well on the CPO 4 block, the Zorro Gris well.  Data gathered from drilling of the Tamandua #1 and Cachierre #1 wells is expected to be used to enhance planned drilling operations on the Zorro Gris well and any future wells that we may drill on the CPO 4 block.

With respect to development of our Serrania Block, the National Hydrocarbon Agency of Colombia (the “ANH”) has granted extensions of our required development commitments, including drilling of a first test well, until September 2013 based on conditions on the ground.  Based on those conditions, we do not anticipate that drilling of a first test well on the Serrania Block will occur until 2013.

On July 19, 2012, a purported derivative cause of action was filed in the U.S. District Court for the Southern District of Texas against certain directors and officers of the Company and the Company, as nominal defendant:  E. Howard King, Jr., derivatively, on behalf of Houston American Energy Corp., v. John F. Terwilliger, John P. Boylan, Orrie Lee Tawes III, Stephen Hartzell, James J. Jacobs, Kenneth A. Jeffers, defendants, and Houston American Energy Corp., as nominal defendant, Case No. 4:12-CV-02182.  The complaint asserts a cause of action by a shareholder on behalf of Houston American against certain of our directors and senior executive officers in connection with the June 11, 2012 approval of payment of certain bonuses, increases in salary, grant of certain stock options and entry into certain Change in Control Agreements.  The complaint alleges that the approval of such matters constituted breach of fiduciary duty and corporate waste and seeks injunctive relief to bar each of the actions in question and seeks restitution.  No damages have been or, by the nature of the derivative cause of action, are expected to be alleged against Houston American.  We may, however, incur certain costs and demands on management time and resources in connection with the lawsuit. On October 1, 2012, Houston American and the individual defendants filed a motion to dismiss the lawsuit, which is currently pending before the court.

In connection with the ongoing non-public formal investigation being conducted by the SEC and indemnification provisions contained in an engagement agreement with Global Hunter Securities, LLC relating to our 2009 equity offering, in July 2012, we entered into an agreement with Global Hunter whereby we agreed to pay, and did pay, $271,580 to settle any and all claims by Global Hunter related to reimbursement of attorney’s fees under the indemnity provision.  In exchange for the payment, we were granted a full release by Global Hunter of any future claims or liabilities asserted by Global Hunter in connection with the offering.

For a more complete description of  our business, and recent developments affecting our business, see our Annual Report on Form 10-K for the year ended December 31, 2011 and our Current Reports on Form 8-K since December 31, 2011 as well as other filings made with the SEC and incorporated herein by reference.

Company Information

Our executive offices are located at 801 Travis, Suite 1425, Houston, Texas 77002, and our telephone number is (713) 222-6966. Our corporate website is located at www.houstonamericanenergy.com. We make available free of charge through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Conflicts of Interest

One of our directors, O. Lee Tawes III, serves as Executive Vice President and Head of Investment Banking, and a Director at Northeast Securities, Inc, a selected dealer participating in this offering.  Northeast Securities, Inc. is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, or FINRA.  This offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

The Offering

Securities offered	14,814,815 units, each unit consisting of one share of common stock, one Class A Warrant and one Class B Warrant

Common stock included in the units	14,814,815 shares

Common stock issuable upon exercise of warrants included in units	14,814,815 shares

Description of warrants
The Class A Warrants will be exercisable at a price of $0.81 per share and are exercisable to purchase one-half share of common stock, beginning on issuance and will expire six months from the date of issuance.

The Class B Warrants will be exercisable at a price of $0.90 per share and are exercisable to purchase one-share of common stock beginning on issuance and will expire three years from the date of issuance.

Common stock outstanding after the offering (1)	52,180,045 shares

Use of Proceeds	We intend to use these net proceeds for general working capital purposes, including funding our share of costs of development of properties in which we hold interests.

Market for our common stock	Our common stock is quoted on the NYSE MKT under the symbol "HUSA".

Market for the warrants
There is no established public trading market for the offered warrants, and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the warrants on the NYSE MKT or any other national securities exchange or other nationally recognized trading system.

Risk factors
An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, as well as the “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequently filed Exchange Act reports.

(1)
The number of shares of common stock outstanding after this offering is based on 37,365,230 shares outstanding at October 1, 2012 and excludes (i) 1,948,677 shares of common stock issuable upon exercise of fully vested stock options at a weighted-average exercise price of $5.66 per share, (ii) 1,409,905 shares of common stock issuable upon exercise of unvested stock options at a weighted-average exercise price of $3.08 per share, (iii) 6,200,000 shares of common stock issuable upon exercise of outstanding warrants exercisable at $2.68 per share, and (iv) 14,814,815 shares of common stock issuable upon exercise of warrants issued in this offering.  Of the shares underlying unvested stock options, exercise of 915,525 shares is subject to shareholder approval of an amendment to our 2008 Equity Incentive Plan.  Assuming approval of such amendment, in addition to the shares reserved for issuance upon the exercise of outstanding stock options, we will have 1,009,752 shares reserved for future issuance under equity incentive plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors discussed below, together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.   Additional risks related to us and our securities are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and may be discussed in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act each of which is incorporated by reference in this prospectus supplement.  In evaluating our company, the factors described below should be considered carefully.  The occurrence of one or more of these events could significantly and adversely affect our business, prospects, financial condition, results of operations and cash flows.

Risks Related to our Business

Our cash flows and profitability may fluctuate by large amounts as a result of our strategy of investment in drilling and exploration of unproven properties and opportunistic asset divestitures.

We have historically experienced large fluctuations in our cash flows and profitability associated with our drilling and development of properties, divestitures of interests in select properties and reinvestment in drilling and development of unproven properties.  Our strategy has historically focused on early identification of, and entrance into, existing and emerging resource plays.  As part of that strategy, we and our partners have participated in accumulating positions and drilling unproven acreage, that may be perceived to be higher risk, where acquisition, drilling and operation costs may be lower with a view to proving reserves, divesting selected assets on an opportunistic basis to operators willing to pay higher prices for proven prospects without early stage drilling risk and reinvesting operating cash flow and sales proceeds in accumulating, drilling and developing additional, and larger, acreage positions.  As a result of such strategy, we sold acreage positions in 2008, 2010 and 2012 that provided large one-time profits and cash proceeds and substantially reduced our proved reserves, production and operating cash flows immediately following such sales and after which we invested substantial portions of sales proceeds in the accumulation and exploratory drilling of larger acreage positions.  Typically, our reserves, production, operating cash flows and operating profitability has grown as properties have been drilled and developed and fall following strategic asset divestitures when we are incurring costs to drill and develop properties.  As a result of drilling and other risks, there can be no assurance that our reserve and production growth strategy will allow us to continue to grow, and replace, our acreage position, reserves, production and profitability following divestitures and we may continue to experience large fluctuations in such positions.

Our divestiture strategy exposes us to risks associated with a lack of diversification and a concentration of properties, increased dependence on a small number of properties and disproportionate risk of loss associated with drilling results and operations of one or a small number of properties.

Because a significant element of our strategy has been the opportunistic divestiture of properties and redeployment of financial resources to new resource plays or properties, we have historically been focused on development of a small number of geographically concentrated prospects.  Accordingly, we lack diversification with respect to the nature and geographic location of our holdings.  As a result of such concentration of holdings, we are exposed to higher dependence on individual resource plays and may experience substantial losses should a single individual prospect prove unsuccessful. Absent other operating properties, the failure or underperformance of a single prospect could materially adversely affect our financial resources, reserve and production outlook and profitability.  In particular, during 2011 we committed a substantial portion of the proceeds received from our 2010 divestiture of Hupecol properties to a drilling program on our CPO 4 prospect. Our initial test well on the CPO 4 prospect, the Tamandua #1 well, commenced drilling in June 2011 with an anticipated drilling schedule of 45 days. In April 2012, after expending more than twice our original drilling budget and more than six months after the originally scheduled completion date, our operator ceased testing and completion efforts on the well as a result of formation damage that occurred during drilling.  Given our focus on development of the CPO 4 prospect, including the commitment of substantial financial resources, and the lack of current production from our other prospects, failure to complete the Tamandua #1 well as a commercial well, and the subsequent failure of our second test well on the CPO 4 prospect, materially adversely affected our financial position and operating outlook.  Although we are drilling a third test well utilizing information gained during drilling of the first two wells, our future drilling results on the CPO 4 prospects may not result in commercial production.  As a result of our focus on development of the CPO 4 prospect, a failure to attain commercial production would further materially adversely affect our financial position and operating outlook.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

A substantial percentage of our properties are unproven and undeveloped; therefore the cost of proving and developing our properties and risk associated with our success is greater than would be the case if the majority of our properties were categorized as proved developed producing.

Because a substantial percentage of our properties were unproven and undeveloped as of June 30, 2012, we require significant capital to prove and develop such properties before they may become productive. Following the sale of our principal producing property in Colombia in March 2012, substantially all of our net acreage was unproven and undeveloped. Because of the inherent uncertainties associated with drilling for oil and gas, some of these properties may never be successfully drilled and developed to the extent that they result in positive cash flow. Even if we are successful in our drilling and development efforts, it could take several years for a significant portion of our unproven properties to be converted to positive cash flow.

We expect to need additional financing to fund our drilling budget for the balance of 2012 and may need additional financing to support operations and future capital commitments.

At June 30, 2012, our estimated drilling budget for the balance of 2012 was approximately $20.0 million, principally relating to the drilling of a third well on the CPO 4 prospect, a future seismic acquisition program on CPO 4, a new Standby Letter of Credit for our Phase II election on CPO 4, as well as general and administrative, environmental and other cost associated with CPO 4. We do not believe that we presently have adequate capital to fully fund the balance of our 2012 drilling budget and the proceeds of this offering are not expected to fully fund that budget.  If, for any reason, we are unable to fully fund our drilling budget and fail to satisfy commitments reflected therein, including funding of our share of drilling and related cost on the third well of the CPO 4 prospect as well as our future seismic and other obligations, we may be subject to penalties or to the possible loss of some or all of our rights and interests in prospects with respect to which we fail to satisfy funding commitments.  We have no commitments to provide any additional financing and there is no guarantee that we will be able to secure additional financing on acceptable terms, or at all, to fully fund our 2012 drilling budget and to support future acquisitions and development activities.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our prospects are properties on which we have identified what we believe, based on available seismic and geological information, to be indications of oil or natural gas. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Please read “Reserve estimates depend on many assumptions that may turn out to be inaccurate” (below) for a discussion of the uncertainty involved in these processes. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

●	delays imposed by or resulting from compliance with regulatory requirements;

●	pressure or irregularities in geological formations;

●	shortages of or delays in obtaining equipment and qualified personnel;

●	equipment failures or accidents;

●	adverse weather conditions;

●	reductions in oil and natural gas prices;

●	title problems; and

●	limitations in the market for oil and natural gas.

Cost overruns, curtailments, delays and cancellations of operations as a result of the above factors and other factors common in our industry may materially adversely affect our operating results and financial position and our ability to maintain our interests in prospects.

We may incur substantial uninsured losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

●	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

●	abnormally pressured formations;

●	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

●	fires and explosions;

●	personal injuries and death; and

●	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of a significant accident or other event that is not fully covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

We are dependent upon third party operators of our oil and gas properties.

Under the terms of the operating agreements related to our oil and gas properties, third parties act as the operator of each of our oil and gas wells and control the drilling and operating activities to be conducted on our properties. Therefore, we have limited control over certain decisions related to activities on our properties, which could affect our results of operations. Decisions over which we have limited control include:

●	the timing and amount of capital expenditures;

●	the timing of initiating the drilling and recompleting of wells;

●	the extent of operating costs; and

●	the level of ongoing production.

Decisions made by our operators may be different than those we would make reflecting priorities different than our priorities and may materially adversely affect our operating results and financial position.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development and exploration operations. As the price of oil and natural gas increases, the demand for production equipment and personnel will likely also increase, potentially resulting, at least in the near-term, in shortages of equipment and personnel. In addition, larger producers may be more likely to secure access to such equipment by virtue of offering drilling companies more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, not only would this potentially delay our ability to convert our reserves into cash flow, but could also significantly increase the cost of producing those reserves, thereby negatively impacting anticipated net income.

If our access to markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases.

Market conditions or the unavailability of satisfactory transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

We may operate in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

●	changes in global supply and demand for oil and natural gas;

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC;

●	the price and quantity of imports of foreign oil and natural gas;

●	political conditions, including embargoes, in or affecting other oil-producing activity;

●	the level of global oil and natural gas exploration and production activity;

●	the level of global oil and natural gas inventories;

●	weather conditions;

●	technological advances affecting energy consumption; and

●	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil and natural gas that we can produce economically. Lower prices will also negatively impact the value of our proved reserves. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

The disruption experienced in U.S. and global financial and credit markets, and the accompanying economic contraction, during second half of 2008 and continuing through 2009 resulted in projected decreases in demand for oil and natural gas, resulting in a sharp drop in energy prices, and affected the availability and cost of capital. While the U.S. and global economies have experienced a slow recovery from the deep recessionary conditions that prevailed in late 2008 and much of 2009 and commodity prices have recovered a portion of the decline experienced over that period, uncertainty that continues to exist with respect to the pace and sustainability of the economic recovery continues to be a risk to oil and natural gas operators and other businesses.  Global economic growth drives demand for energy from all sources, including fossil fuels.  Should the U.S. and global economies experience further weakness, demand for energy and accompanying commodity prices may decline and our financial position may deteriorate along with our ability to operate profitably and our ability to obtain financing to support operations and the cost and terms of the same, is unclear. With respect to Houston American Energy, the crisis experienced during the 2008-2009 period resulted in a steep decline in the price of oil and natural gas, a marked decline in the value of our reserves, a determination in March 2009 to temporarily shut-in production from our Colombian wells and reduced revenues and profitability.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties, potentially negatively impacting the trading value of our securities.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we have and may be required to further write down the carrying value of our oil and natural gas properties. A write-down would constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating oil and natural gas reserves is complex, requiring interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves reported.

In order to prepare our estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development activities, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

You should not assume that the present value of future net revenues from our proved reserves, as reported from time to time, is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on costs on the date of the estimate and average prices over the preceding twelve months. Actual future prices and costs may differ materially from those used in the present value estimate. If future prices decline or costs increase it could negatively impact our ability to finance operations, and individual properties could cease being commercially viable, affecting our decision to continue operations on producing properties or to attempt to develop properties. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

Our operations in Colombia are subject to risks relating to political and economic instability.

We currently have interests in multiple oil and gas concessions in Colombia and anticipate that operations in Colombia will constitute a substantial element of our strategy going forward. The political climate in Colombia is unstable and could be subject to radical change over a very short period of time. In the event of a significant negative change in the political or economic climate in Colombia, we may be forced to abandon or suspend our operations in Colombia.

A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups—both funded by the drug trade—continues in Colombia. Insurgents continue to attack civilians and violent guerilla activity continues in many parts of the country. While our operators take measures to protect our assets, operations and personnel from guerilla activity, continuing attempts to reduce or prevent guerilla activity may not be successful and guerilla activity may disrupt our operations in the future. There can also be no assurance that we can maintain the safety of our operations and personnel in Colombia or that this violence will not affect our operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to us.

Additionally, Colombia is among several nations whose eligibility to receive foreign aid from the United States is dependent on its progress in stemming the production and transit of illegal drugs, which is subject to an annual review by the President of the United States. Although Colombia is currently eligible for such aid, Colombia may not remain eligible in the future. A finding by the President that Colombia has failed demonstrably to meet its obligations under international counternarcotics agreements may result in any of the following:

●	all bilateral aid, except anti-narcotics and humanitarian aid, would be suspended;

●	the Export-Import Bank of the United States and the Overseas Private Investment Corporation would not approve financing for new projects in Colombia;

●	United States representatives at multilateral lending institutions would be required to vote against all loan requests from Colombia, although such votes would not constitute vetoes; and

●	the President of the United States and Congress would retain the right to apply future trade sanctions.

Each of these consequences could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with our operations there. Any changes in the holders of significant government offices could have adverse consequences on our relationship with ANH and Ecopetrol and the Colombian government’s ability to control guerrilla activities and could exacerbate the factors relating to our foreign operations. Any sanctions imposed on Colombia by the United States government could threaten our ability to obtain necessary financing to develop the Colombian properties or cause Colombia to retaliate against us, including by nationalizing our Colombian assets. Accordingly, the imposition of the foregoing economic and trade sanctions on Colombia would likely result in a substantial loss and a decrease in the price of our common stock. The United States may impose sanctions on Colombia in the future, and we cannot predict the effect in Colombia that these sanctions might cause.

Our operations in Colombia are controlled by operators which may carry out transactions affecting our Colombian assets and operations without our consent.

Our operations in Colombia are subject to a substantial degree of control by the operators of the properties in which we hold interests in Colombia. We are an investor in Hupecol and our interest in the assets and operations of Hupecol represent a substantial portion of our current assets in Colombia. During 2008, 2010 and 2012, respectively, Hupecol sold its interest in multiple concessions and entities holding multiple concessions each representing, at the time, the largest prospect(s) in terms of reserves and revenues in which we then held an interest. In early March 2009, Hupecol determined to temporarily shut-in production from our Colombian properties. It is possible that Hupecol will carry out similar sales or acquisitions of prospects or make similar decisions in the future. Our management intends to closely monitor the nature and progress of future transactions by Hupecol in order to protect our interests. However, we have no effective ability to alter or prevent a transaction and are unable to predict whether or not any such transactions will in fact occur or the nature or timing of any such transaction.

In addition to the control exercised by Hupecol with respect to the properties it operates, as minority owners, we are subject to substantial control of other properties in Colombia in which we hold interests that are operated by SK Innovation. Our Colombian assets consist exclusively of minority, non-operator project interests in certain Colombian assets owned and operated by Hupecol and a 37.5% non-operated working interest in certain Colombian assets owned and operated by SK Innovation. Our passive investments in such Colombian assets constitute our principal assets, and as a result, our financial results are directly affected by the independent strategies and decisions of Hupecol and SK Innovation.

We may be exposed to additional expenses and losses arising from the financial position of our joint interest partners in Colombia.

Our Colombian properties are developed under financial arrangements with various joint interest partners.  In particular, Gulf United Energy is a partner in our CPO 4 prospect and bears 12.5% of the ongoing costs of development of that prospect as well as owing us approximately $4 million in connection with the acquisition of their interest in the prospect.  Gulf United Energy is currently delinquent in satisfying its financial obligations with respect to the CPO 4 prospect.  If Gulf United Energy is unable, or unwilling, to satisfy its various obligations relating to the CPO 4 prospects, we may be required to pay a proportionately higher share of development costs on the prospect.  Moreover, if Gulf United Energy fails to satisfy its  obligations as a result of its financial inability to meet such obligations, we may also incur a loss resulting from the right down, in part or in whole, of our receivable from Gulf United Energy.

We may be exposed to substantial fines and penalties if we or our partners fail to comply with laws and regulations associated with our activities in foreign countries, including Colombia, regarding  U.S. laws such as the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to governmental officials and other corrupt practices.

Our Colombian assets constitute our principal assets and consist exclusively of minority, non-operator project interests.  Third parties act as the operator of each of our oil and gas wells and control all drilling and operating activities conducted with respect to our Colombian properties. Therefore, we have limited control over decisions related to activities on our properties, and we cannot provide assurance that our partners or their employees, contractors or agents will not take actions in violation of applicable anti-corruption laws and regulations. In the course of conducting business in Colombia, we have relied primarily on the representations and warranties made by our operating and non-operating partners in the farmout and joint operating agreements which govern our respective project interests to the effect that:

●
each party has not and will not offer or make payments to any person, including a government official, that would violate the laws of the country of operations, the country of formation of any of the partners or the principals described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and

●	each party will maintain adequate internal controls, properly record and report all transactions and comply with the laws applicable to the transaction.

While we periodically inquire as to the continuing accuracy of these representations, as a minority non-operator, we are limited in our ability to assure compliance.  Consequently, we cannot provide assurance that the procedural safeguards, if any, adopted by our partners or the representations and warranties contained in these agreements and our reliance on them will protect us from liability should a violation occur. Any violations of the anti-bribery, accounting controls or books and records provisions of the Foreign Corrupt Practices Act by us or our partners could subject us and, where deemed appropriate, individuals, in certain cases, to a broad range of  civil and criminal penalties, including but not limited to, imprisonment, injunctive relief, disgorgement, substantial fines or penalties, prohibitions on our ability to offer our products in one or more countries, imposed modifications to business practices and compliance programs, including retention of an independent monitor to oversee compliance, and could also materially damage our reputation, our business and our operating results.

Our operations will be subject to environmental and other government laws and regulations that are costly and could potentially subject us to substantial liabilities.

Crude oil and natural gas exploration and production operations in the United States and in Colombia are subject to extensive federal, state and local laws and regulations. Oil and gas companies are subject to laws and regulations addressing, among others, land use and lease permit restrictions, bonding and other financial assurance related to drilling and production activities, spacing of wells, unitization and pooling of properties, environmental and safety matters, plugging and abandonment of wells and associated infrastructure after production has ceased, operational reporting and taxation. Failure to comply with such laws and regulations can subject us to governmental sanctions, such as fines and penalties, as well as potential liability for personal injuries and property and natural resources damages. We may be required to make significant expenditures to comply with the requirements of these laws and regulations, and future laws or regulations, or any adverse change in the interpretation of existing laws and regulations, could increase such compliance costs. Regulatory requirements and restrictions could also delay or curtail our operations and could have a significant impact on our financial condition or results of operations.

Our oil and gas operations are subject to stringent laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

●	require the acquisition of a permit before drilling commences;

●	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

●	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

●	impose substantial liabilities for pollution resulting from operations.

Failure to comply with these laws and regulations may result in:

●	the imposition of administrative, civil and/or criminal penalties;

●	incurring investigatory or remedial obligations; and

●	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Although we intend to be in compliance in all material respects with all applicable environmental laws and regulations, we cannot assure you that we will be able to comply with existing or new regulations. In addition, the risk of accidental spills, leakages or other circumstances could expose us to extensive liability.

We are unable to predict the effect of additional environmental laws and regulations that may be adopted in the future, including whether any such laws or regulations would materially adversely increase our cost of doing business or affect operations in any area.

Under certain environmental laws that impose strict, joint and several liability, we may be required to remediate our contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with them could significantly and adversely affect our business, financial condition or results of operations. In addition, many countries as well as several states and regions of the U.S. have agreed to regulate emissions of “greenhouse gases.” Methane, a primary component of natural gas, and carbon dioxide, a byproduct of burning of natural gas and oil, are greenhouse gases. Regulation of greenhouse gases could adversely impact some of our operations and demand for some of our services or products in the future.

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

The Obama Administration has proposed legislation that would, if enacted into law, make significant changes to United States tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our success will depend on our ability to attract and retain our management and non-management employees, including engineers, geoscientists and other technical and professional staff and, in particular, our President, John Terwilliger, who is principally responsible for sourcing our resource plays. We will depend, to a large extent, on the efforts, technical expertise and continued employment of such personnel and members of our management team. If members of our management team should resign or we are unable to attract the necessary personnel, our business operations could be adversely affected.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell common stock when you want or at prices you find attractive.

The price of our common stock constantly changes. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

●	quarterly variations in our operating results;

●	operating results that vary from the expectations of management, securities analysts and investors;

●	changes in expectations as to our future financial performance;

●	announcements by us, our partners or our competitors of leasing and drilling activities;

●	the operating and securities price performance of other companies that investors believe are comparable to us;

●	future sales of our equity or equity-related securities;

●	changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;

●	fluctuations in oil and gas prices;

●	departures of key personnel; and

●	regulatory considerations.

Our stock has suffered significant declines over the past year mirroring, among other things, the delays in drilling and ultimate determination to cease completion efforts on the Tamandua #1 well and the announcement that the SEC is conducting an investigation of our company.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

The sale of a substantial number of shares of our common stock may affect our stock price.

Future sales of substantial amounts of our common stock or equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock.

Our charter and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire our company and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Delaware corporate law and our charter and bylaws contain provisions that could delay, deter or prevent a change in control of our Company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. These provisions:

●
authorize our board of directors to issue “blank check” preferred stock, which is preferred stock that can be created and issued by our board of directors, without stockholder approval, with rights senior to those of our common stock;

●	provide for a staggered board of directors and three-year terms for directors, so that no more than one-third of our directors could be replaced at any annual meeting;

●	provide that directors may be removed only for cause; and

●	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

We are also subject to anti-takeover provisions under Delaware law, which could also delay or prevent a change of control. Taken together, these provisions of our charter, bylaws, and Delaware law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other shareholders.

At September 20, 2012, our directors and executive officers owned approximately 29% of our outstanding common stock. As a result, our current directors and executive officers are in a position to significantly influence or control the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. Such level of control of the Company may delay or prevent a change of control on terms favorable to the other shareholders and may adversely affect the voting and other rights of other shareholders.

We may incur costs and be subject to sanctions and uncertainties relating to the ongoing investigation of our company by the SEC.

We are the subject of an ongoing formal investigation by the SEC.  Pursuant to the investigation, we received subpoenas issued by the SEC calling for the testimony of our principal officers and the delivery of certain documents.  The subpoenas were issued pursuant to a nonpublic formal order of private investigation issued by the SEC on March 1, 2011, which followed a nonpublic informal inquiry commenced by the SEC in October 2010.  We received a copy of the nonpublic formal order of private investigation on February 10, 2012 in connection with a February 2012 subpoena issued by the SEC.  The SEC has indicated that it is trying to determine whether there have been any violations of the federal securities laws and appears to have narrowed the focus of their investigation to matters relating to disclosure of reserve potential on the CPO 4 prospect.  A determination by the SEC that we have violated the U.S. securities laws would likely have a material adverse effect on our consolidated financial position, results of operations or cash flows.

We could be negatively impacted by securities class action complaints.

On April 27, 2012, a purported class action lawsuit was filed in the U.S. District Court for the Southern District of Texas against us and certain of our executive officers, which refer to as the Silverman litigation.  The complaint generally alleges that, between March 29, 2010 and April 18, 2012, all of the defendants violated Sections 10(b) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 and the individual defendants violated Section 20(a) of the Exchange Act in making materially false and misleading statements including certain statements related to the status and viability of the Tamandua #1 well. The complaint seeks unspecified damages, interest, attorneys’ fees, and other costs. It will take time and money to defend against this suit and may distract us from more productive activities. We may not be successful in defending this litigation, and insurance proceeds may not be sufficient to cover any liability under such claims.  Additional class actions have since been filed against us, and may in the future be filed against us, as a result of, or based on, the same factual allegations set out in the Silverman litigation and all such actions would also take time and corporate resources to defend against.  If the plaintiffs in the Silverman litigation, or the plaintiffs in any other class action litigation, are successful in their litigation, the payment by us of damages, interest, attorneys’ fees and costs would have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

We are subject to uncertainty with respect to the calculation of certain tax obligations in Colombia and may incur additional tax liability in Colombia.

At June 30, 2012, we had engaged our tax advisors in Colombia to evaluate certain tax and other filings made in Colombia by other advisors for 2010 and 2011.  Our advisors identified inconsistencies between tax and non-tax filings with respect to equity investments made in Colombia during 2010.  Based on guidance from our advisors, no liability or expense has been accrued with respect to the tax on equity investments.  In the event that it is determined that a Colombian equity tax is due, the full amount of the Colombian tax is estimated at approximately $1.2 million US.

Risks Related to this Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders do not approve.

We intend to use the net proceeds from this offering for general working capital purposes, including funding our financial obligations associated with development of our interests in prospects in Colombia operated by SK Innovations and Hupecol.  However, in general, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Purchasers of the shares in this offering will experience immediate and substantial dilution.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution because the purchase price of the common stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plans or other employee or director compensation plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E(i) of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “foresee,” “expect,” “should,” “could,” “plan,” “predict,” “project,” or their negatives and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus are based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus supplement, the accompany prospectus and in our periodic reports filed with the SEC pursuant to the Exchange Act. All forward-looking statements speak only as of the date on which the statement was made. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; integration of acquisitions; declines in the prices we receive for our oil and gas affecting our operating results and cash flows; economic slowdowns that can adversely affect consumption of oil and gas by businesses and consumers; uncertainties in estimating our oil and gas reserves; replacing our oil and gas reserves; uncertainties in exploring for and producing oil and gas; our inability to obtain financing necessary in order to fund our operations, capital expenditures, and to meet our other obligations; availability of drilling and production equipment and field service providers; disruptions, capacity constraints in, or other limitations on the pipeline systems which deliver our gas and other processing and transportation considerations; competition in the oil and gas industry; our inability to retain and attract key personnel; the effects of government regulation and permitting and other legal requirements; political instability in Colombia which could affect our right and ability to produce and exploit our holdings in that country; weather patterns and poor field infrastructure which could affect our ability to produce and exploit our holdings in Colombia; costs associated with perfecting title to mineral rights in some of our properties; and, other factors discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our periodic reports filed with the SEC pursuant to the Exchange Act.

Other factors besides those described in this prospectus supplement and the accompanying prospectus, any future prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

USE OF PROCEEDS

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder for working capital and other general corporate purposes, including funding our share of costs of development of properties in which we hold interests.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

DESCRIPTION OF SECURITIES

In this offering, we are offering 14,814,815 units, each unit consisting of one share of common stock, one Class A Warrant to purchase one-half share of common stock and one Class B Warrant to purchase one-half share of common stock. This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Warrants

The material terms of the warrants offered in this offering are summarized below. This summary is subject to, and qualified in its entirety by, the forms of warrant, which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering.

Class A Warrants

Exercisability. The Class A Warrants are exercisable to purchase one-half share of common stock at any time from and after issuance and will expire six months after the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by presenting notice of exercise along with payment in full in cash for the number of shares of our common stock purchased upon such exercise.

Exercise Price. The exercise price per share of common stock issuable upon exercise of the Class A Warrants is $0.81 per share of common stock being purchased, payable to the Company in cash at the time of exercise. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Class B Warrants

Exercisability. The Class B Warrants are exercisable to purchase one-half share of common stock at any time from and after issuance and will expire three years after the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by presenting notice of exercise along with payment in full in cash for the number of shares of our common stock purchased upon such exercise.

Exercise Price. The exercise price per share of common stock issuable upon exercise of the Class B Warrants is $0.90 per share of common stock being purchased, payable to the Company in cash at the time of exercise. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

General Provisions

In addition to the specific provisions governing exercisability and exercise price of the Class A and Class B Warrants, the following terms apply with respect to both the Class A and Class B Warrants.

Cashless Exercise.  In the event, and only in the event, that the shares underlying the warrants are not covered by an effective registration statement at the time of exercise, the holders of warrants shall have the right to utilize a “cashless exercise” wherein, in lieu paying the exercise price in cash, the holder effectively surrenders a portion of the shares issuable under the warrant as payment of the exercise price of the warrant.

Transferability. Subject to applicable laws and any restrictions on transfer set forth in the warrant agreement, the warrants may be transferred at the option of the holders upon presentation of appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the warrants on the NYSE MKT, any national securities exchange or other nationally recognized trading system.

Adjustment for Reorganization, Consolidation, Merger; Optional Put Right. In the event we reorganize, or if we consolidate, merge, or convey all or substantially all our assets, referred to as a fundamental transaction, then and in each such case, the holder will have the right to receive, as alternative consideration, the stock or other securities and property to which such holder would be entitled had the holder exercised the warrant immediately prior to the consummation of such event.  In the event of any such fundamental transactions, in lieu of receiving alternative consideration, the holders of warrants shall have the option to cause us to purchase the warrants for a price equal to the Black Scholes value of such warrants.

Rights as a Stockholder. Except as otherwise provided in the warrant or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Beneficial Ownership Limitation.  The warrants are not exercisable to the extent that exercise would result in the holder of such warrant beneficially owning in excess of 9.99% of our common stock immediately following exercise of such warrant.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock and Preferred Stock” starting on page 15 of the accompanying prospectus.

PLAN OF DISTRIBUTION

C. K. Cooper & Company, Inc., or C. K. Cooper, has entered into a placement agency agreement with us pursuant to which C. K. Cooper has agreed to act as placement agent in connection with the offering. Subject to the terms and conditions contained in the placement agency agreement, C. K. Cooper is using its commercially reasonable efforts to introduce us to institutional and other investors who will purchase the offered units. C. K. Cooper may engage selected dealers to assist in the placement of the units.  C. K. Cooper has no obligation to buy any of the units from us nor is C. K. Cooper required to arrange the purchase or sale of any specific number or dollar amount of the units, but has agreed to use its commercially reasonable efforts to arrange for the sale of all of the offered units.

The placement agency agreement provides that the obligations of C. K. Cooper and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, comfort letters and certificates.

We have agreed to indemnify C. K. Cooper and certain other persons against certain liabilities under the Securities Act. C. K. Cooper has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

We have agreed to pay C. K. Cooper a fee equal to 6.5% of the proceeds of this offering. We have also agreed to reimburse C. K. Cooper for all reasonable out-of-pocket accountable expenses incurred by it in connection with this offering, including the fees and disbursements of counsel, up to a maximum of $100,000. The estimated offering expenses payable by us, in addition to C. K. Cooper’s fee, are approximately $178,000, which includes our legal and accounting costs and various other fees associated with registering and listing the securities offered hereby and C. K. Cooper’s reimbursable expenses.

In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

The following table shows the per share and total maximum fees we will pay to C. K. Cooper, assuming the sale of all of the units offered pursuant to this prospectus supplement:

	Per Units	Maximum
Placement agent fees	$0.043875	$650,000

This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-20 of this prospectus supplement.

The transfer agent for our common stock to be issued in this offering is Standard Registrar and Transfer Company, Inc.

Our common stock is traded on the NYSE MKT under the symbol “HUSA”.

A prospectus supplement and prospectus in electronic format may be made available on the web sites maintained by C. K. Cooper and C. K. Cooper may distribute the prospectus supplement and the accompanying prospectus electronically.

Each of our executive officers and directors, have agreed, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 60 days after the date of this prospectus supplement without first obtaining the written consent of C. K. Cooper. The 60-day “lock-up” period during which our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless C. K. Cooper waives, in writing, such an extension.

From time to time in the ordinary course of their respective businesses, C. K. Cooper and certain of its affiliates may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates.

Conflicts of Interest

One of our directors, O. Lee Tawes III, serves as Executive Vice President and Head of Investment Banking, and a Director at Northeast Securities, Inc, a selected dealer participating in this offering.  Northeast Securities, Inc. is deemed to have a “conflict of interest” under Rule 5121 of FINRA.  This offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon for us by Michael W. Sanders, Attorney at Law, Houston, Texas.  C. K. Cooper & Company, Inc. is being represented in connection with this offering by K&L Gates LLP, Irvine, California.

EXPERTS

The consolidated balance sheets of Houston American Energy as of December 31, 2011 and 2010, and the consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for the three years ended December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the report of GBH CPAs, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our proved oil and gas reserves at December 31, 2011 and incorporated by reference herein were based upon engineering reports prepared by Lonquist & Co, LLC, independent petroleum consultants.  These estimates are included herein in reliance on the authority of such firm as an expert in such matters.  All of the properties in Colombia for which proved oil and gas reserves were reported at December 31, 2011, as reflected in the report of Lonquist & Co, LLC dated January 31, 2012, have subsequently been sold.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available free of charge on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.houstonamericanenergy.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus supplement and the accompanying prospectus.

We incorporate by reference into this prospectus supplement the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

●	our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 7, 2012 (File No. 001-32955);

●
the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2012 (File No. 001-32955);

●
our quarterly report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 10, 2012, and our quarterly report on Form 10-Q/A for the quarterly period ended June 30, 2012, filed with the SEC on August 23, 2012 (File No. 001-32955);

●
our current reports on Form 8-K filed with the SEC on  March 1, 2012, April 19, 2012, April 30, 2012, May 3, 2012, May 29, 2012, June 14, 2012, June 28, 2012, July 2, 2012, July 5, 2012, July 19, 2012, July 27, 2012 and September 27, 2012 (File No. 001-32955);

●	the description of our common stock contained in our registration statement on Form SB-2 filed with the SEC on June 6, 2006 (File No. 333-134756).

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: Houston American Energy Corp., 801 Travis, Suite 1425, Houston, Texas 77002, Attn: Investor Relations, telephone: (713) 222-6966.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus supplement regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

The information on our Internet site is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other report we file with or furnish to the SEC.

You should rely only on the information provided in and incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

HOUSTON AMERICAN ENERGY CORP.

We may, from time to time in one or more offerings, offer and sell up to $75,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement

Our common stock is listed on the Nasdaq Capital Market under the symbol “HUSA.”

As of August 10, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $35,521,034, based on 28,000,772 shares of outstanding common stock, of which 15,580,830 shares are held by affiliates, and a price of $2.86 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 10, 2009. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 5, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “Houston American Energy”, “we”, “our”, “us” or the “Company” refer to Houston American Energy Corp. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About Houston American Energy Corp.

Houston American Energy Corp. is an oil and gas exploration and production company.  Our oil and gas exploration and production activities are focused on properties in the U.S. onshore Gulf Coast region, principally Texas and Louisiana, and development of concessions in the South American country of Colombia.  We seek to utilize the contacts and experience of our executive officers, principally John F. Terwilliger and James Jacobs, to identify favorable drilling opportunities, to use advanced seismic techniques to define prospects and to form partnerships and joint ventures to spread the cost and risks to us of drilling.

Our executive offices are located at 801 Travis, Suite 1425, Houston, Texas 77002, and our telephone number is (713) 222-6966. Our corporate website is located at www.houstonamericanenergy.com. We make available free of charge through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus or any prospectus supplement.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	Designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	Redemption, conversion, exchange or sinking fund terms, if any;

●
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 100,000,000 shares of common stock, par value $0.001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. We pay dividends from time to time as determined by our board of directors. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. Under our certificate of incorporation, our board of directors has the authority to issue shares of our preferred stock in one or more series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; a form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with preferred stock, common stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors discussed below, together with all the other information contained or incorporated by reference in this prospectus, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, and in the documents incorporated herein or therein before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

●	changes in global supply and demand for oil and natural gas;

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC;

●	the price and quantity of imports of foreign oil and natural gas;

●	political conditions, including embargoes, in or affecting other oil-producing activity;

●	the level of global oil and natural gas exploration and production activity;

●	the level of global oil and natural gas inventories;

●	weather conditions;

●	technological advances affecting energy consumption; and

●	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil and natural gas that we can produce economically. Lower prices will also negatively impact the value of our proved reserves. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

We May Be Affected by General Economic Conditions

The disruption experienced in U.S. and global credit markets during second half of 2008 has resulted in projected decreases in demand for oil and natural gas, resulting in a sharp drop in energy prices, and has affected the availability and cost of capital. Prolonged negative changes in domestic and global economic conditions or disruptions of either or both of the financial and credit markets may have a material adverse effect on our results of operations, financial condition and liquidity. At this time, it is unclear whether and to what extent the actions taken by the U.S. government, including, without limitation, the passage of the Emergency Economic Stabilization Act of 2008 and other measures currently being implemented or contemplated, will mitigate the effects of the crisis. With respect to Houston American Energy, while we have no immediate need to access the credit markets in the foreseeable future, the impact of the current crisis on our ability to obtain financing in the future, if needed, and the cost and terms of same, is unclear. From an operating standpoint, the current crisis has resulted in a steep decline in the price of oil and natural gas, a marked decline in the value of our reserves, a determination in March 2009 to temporarily shut-in production from our Colombian wells and will result in reduced revenues and reduced profitability and, if prices continue to decline, may result in deterioration of our financial position.

A substantial percentage of our properties are undeveloped; therefore the risk associated with our success is greater than would be the case if the majority of our properties were categorized as proved developed producing.

Because a substantial percentage of our properties are unproven or proved undeveloped, we will require significant additional capital to prove and develop such properties before they may become productive. At December 31, 2008, approximately 58.1% of our proved reserves were producing. Further, because of the inherent uncertainties associated with drilling for oil and gas, some of these properties may never be developed to the extent that they result in positive cash flow. Even if we are successful in our development efforts, it could take several years for a significant portion of our undeveloped properties to be converted to positive cash flow.

While our current business plan is to fund the development costs with funds on hand and cash flow from our other producing properties, if such funds are not sufficient we may be forced to seek alternative sources for cash, through the issuance of additional equity or debt securities, increased borrowings or other means.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Please read “—Reserve estimates depend on many assumptions that may turn out to be inaccurate” (below) for a discussion of the uncertainty involved in these processes. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

●	delays imposed by or resulting from compliance with regulatory requirements;

●	pressure or irregularities in geological formations;

●	shortages of or delays in obtaining equipment and qualified personnel;

●	equipment failures or accidents;

●	adverse weather conditions;

●	reductions in oil and natural gas prices;

●	title problems; and

●	limitations in the market for oil and natural gas.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties, potentially negatively impacting the trading value of our securities.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we have and may be required to further write down the carrying value of our oil and natural gas properties. A write-down could constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves reported.

In order to prepare our estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development activities, prevailing oil and natural gas prices and other factors, many of which are beyond our control. During the years ended December 31, 2007 and 2008, revisions to prior estimates resulted in significant negative revisions to our proved reserves. Negative revisions during fiscal year 2007 amounted to 57.7% of prior year-end proved natural gas reserves and 40.2% of prior year-end proved oil reserves. Product sales and negative revisions during fiscal year 2008 amounted to 86.2% of prior year-end proved gas reserves and 83.4% of prior year-end proved oil reserves.

You should not assume that the present value of future net revenues from our proved reserves, as reported from time to time, is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate. If future values decline or costs increase it could negatively impact our ability to finance operations, and individual properties could cease being commercially viable, affecting our decision to continue operations on producing properties or to attempt to develop properties. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

We are dependent upon third party operators of our oil and gas properties.

Under the terms of the Operating Agreements related to our oil and gas properties, third parties act as the operator of our oil and gas wells and control the drilling and operating activities to be conducted on our properties. Therefore, we have limited control over certain decisions related to activities on our properties, which could affect our results of operations. Decisions over which we have limited control include:

●	the timing and amount of capital expenditures;

●	the timing of initiating the drilling and recompleting of wells;

●	the extent of operating costs; and

●	the level of ongoing production.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our prospects are properties on which we have identified what we believe, based on available seismic and geological information, to be indications of oil or natural gas. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. This risk may be enhanced in our situation, due to the fact that a significant percentage of our reserves are currently unproved reserves. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

●	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

●	abnormally pressured formations;

●	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

●	fires and explosions;

●	personal injuries and death; and

●	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect us.

We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

Exploration, development, production and sale of oil and natural gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

●	discharge permits for drilling operations;

●	drilling bonds;

●	reports concerning operations;

●	the spacing of wells;

●	unitization and pooling of properties; and

●	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

Our operations may incur substantial liabilities to comply with the environmental laws and regulations.

Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, incurrence of investigatory or remedial obligations or the imposition of injunctive relief. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as the industry in general. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or if our operations were standard in the industry at the time they were performed.

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

President Obama’s Proposed Fiscal Year 2010 Budget includes proposed legislation that would, if enacted into law, make significant changes to United States tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

The adoption of climate change legislation by Congress could result in increased operating costs and reduced demand for the oil and natural gas we produce.

On June 26, 2009, the U.S. House of Representatives approved adoption of the “American Clean Energy and Security Act of 2009,” also known as the “Waxman-Markey cap-and-trade legislation” or ACESA. The purpose of ACESA is to control and reduce emissions of “greenhouse gases,” or “GHGs,” in the United States. GHGs are certain gases, including carbon dioxide and methane, that may be contributing to warming of the Earth’s atmosphere and other climatic changes. ACESA would establish an economy-wide cap on emissions of GHGs in the United States and would require an overall reduction in GHG emissions of 17% (from 2005 levels) by 2020, and by over 80% by 2050. Under ACESA, most sources of GHG emissions would be required to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. The number of emission allowances issued each year would decline as necessary to meet ACESA’s overall emission reduction goals. As the number of GHG emission allowances declines each year, the cost or value of allowances is expected to escalate significantly. The net effect of ACESA will be to impose increasing costs on the combustion of carbon-based fuels such as oil, refined petroleum products, and natural gas.

The U.S. Senate has begun work on its own legislation for controlling and reducing emissions of GHGs in the United States. If the Senate adopts GHG legislation that is different from ACESA, the Senate legislation would need to be reconciled with ACESA and both chambers would be required to approve identical legislation before it could become law. President Obama has indicated that he is in support of the adoption of legislation to control and reduce emissions of GHGs through an emission allowance permitting system that results in fewer allowances being issued each year but that allows parties to buy, sell and trade allowances as needed to fulfill their GHG emission obligations. Although it is not possible at this time to predict whether or when the Senate may act on climate change legislation or how any bill approved by the Senate would be reconciled with ACESA, any laws or regulations that may be adopted to restrict or reduce emissions of GHGs would likely require us to incur increased operating costs, and could have an adverse effect on demand for the oil and natural gas we produce.

Our operations in Colombia are subject to risks relating to political and economic instability.

We currently have interests in multiple oil and gas concessions in Colombia and anticipate that operations in Colombia will constitute a substantial element of our strategy going forward. The political climate in Colombia is unstable and could be subject to radical change over a very short period of time. In the event of a significant negative change in the political or economic climate in Colombia, we may be forced to abandon or suspend our operations in Colombia.

Our operations in Colombia are controlled by Hupecol which may carry out transactions affecting our Colombian assets and operations without our consent.

We are an investor in Hupecol and our interest in the assets and operations of Hupecol represent substantially all of our assets and operations in Colombia and are our principal assets and operations. During 2008, Hupecol sold its interest in the Caracara Association Contract, the largest single prospect in terms of reserves and revenues in which we then held an interest. Also, during 2008, Hupecol acquired an interest in the La Cuerva Contract. In early March 2009, Hupecol determined to temporarily shut-in production from our Colombian properties. It is possible that Hupecol will carry out similar sales or acquisitions of prospects or make similar decisions in the future. Our management intends to closely monitor the nature and progress of future transactions by Hupecol in order to protect our interests. However, we have no effective ability to alter or prevent a transaction and are unable to predict whether or not any such transactions will in fact occur or the nature or timing of any such transaction.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our success will depend on our ability to retain John F. Terwilliger, our principal executive officer, and James Jacobs, our chief financial officer, and to attract other experienced management and non-management employees, including engineers, geoscientists and other technical and professional staff. We will depend, to a large extent, on the efforts, technical expertise and continued employment of such personnel and members of our management team. If members of our management team should resign or we are unable to attract the necessary personnel, our business operations could be adversely affected.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development and exploration operations. As the price of oil and natural gas increases, the demand for production equipment and personnel will likely also increase, potentially resulting, at least in the near-term, in shortages of equipment and personnel. In addition, larger producers may be more likely to secure access to such equipment by virtue of offering drilling companies more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, not only would this potentially delay our ability to convert our reserves into cash flow, but could also significantly increase the cost of producing those reserves, thereby negatively impacting anticipated net income.

If our access to markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases.

Market conditions or the unavailability of satisfactory transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

We may operate in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas have several adverse affects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

We may need additional financing to support operations and future capital commitments.

While we presently believe that our operating cash flows and funds on hand will support our ongoing operations and anticipated future capital requirements, a number of factors could result in our needing additional financing, including reductions in oil and natural gas prices, declines in production, unexpected developments in operations that could decrease our revenues, increase our costs or require additional capital contributions and commitments to new acquisition or drilling programs. We have no commitments to provide any additional financing, if needed, and may be limited in our ability to obtain the capital necessary to support operations, complete development, exploitation and exploration programs or carry out new acquisition or drilling programs. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable, on acceptable terms, to raise the required capital, our business may be seriously harmed or even terminated.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell common stock when you want or at prices you find attractive.

The price of our common stock constantly changes. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

●	quarterly variations in our operating results;

●	operating results that vary from the expectations of management, securities analysts and investors;

●	changes in expectations as to our future financial performance;

●	announcements by us, our partners or our competitors of leasing and drilling activities;

●	the operating and securities price performance of other companies that investors believe are comparable to us;

●	future sales of our equity or equity-related securities;

●	changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;

●	fluctuations in oil and gas prices;

●	departures of key personnel; and

●	regulatory considerations.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

The sale of a substantial number of shares of our common stock may affect our stock price.

Future sales of substantial amounts of our common stock or equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

Our charter and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire our company and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Delaware corporate law and our charter and bylaws contain provisions that could delay, deter or prevent a change in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. These provisions:

●
authorize our board of directors to issue “blank check” preferred stock, which is preferred stock that can be created and issued by our board of directors, without stockholder approval, with rights senior to those of our common stock;

●	provide for a staggered board of directors and three-year terms for directors, so that no more than one-third of our directors could be replaced at any annual meeting;

●	provide that directors may be removed only for cause; and

●	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

We are also subject to anti-takeover provisions under Delaware law, which could also delay or prevent a change of control. Taken together, these provisions of our charter, bylaws, and Delaware law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other shareholders.

At August 10, 2009, our directors and executive officers owned approximately 46.6% of our outstanding common stock. As a result, our current directors and executive officers are in a position to significantly influence or control the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. Such level of control of the company may delay or prevent a change of control on terms favorable to the other shareholders and may adversely affect the voting and other rights of other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, as amended and Section 21E(i) of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “foresee,” “expect,” “should,” “could,” “plan,” “predict,” “project,” or their negatives and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; integration of acquisitions; declines in the prices we receive for our oil and gas affecting our operating results and cash flows; economic slowdowns that can adversely affect consumption of oil and gas by businesses and consumers; uncertainties in estimating our oil and gas reserves; replacing our oil and gas reserves; uncertainties in exploring for and producing oil and gas; our inability to obtain financing necessary in order to fund our operations, capital expenditures, and to meet our other obligations; availability of drilling and production equipment and field service providers; disruptions, capacity constraints in, or other limitations on the pipeline systems which deliver our gas and other processing and transportation considerations; competition in the oil and gas industry; our inability to retain and attract key personnel; the effects of government regulation and permitting and other legal requirements; political instability in Colombia which could affect our right and ability to produce and exploit our holdings in that country; weather patterns and poor field infrastructure which could affect our ability to produce and exploit our holdings in Colombia; costs associated with perfecting title to mineral rights in some of our properties; and, other factors discussed under “Risk Factors.”

Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including working capital.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our amended and restated bylaws.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, of which 28,000,772 shares were issued and outstanding as of August 10, 2009. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “HUSA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this prospectus. Our board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock without seeking stockholder approval. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we are offering, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;

●	the number of shares we are offering and purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any, on the shares of the series;

●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Provisions of our Charter Documents and Delaware Law

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and amended and restated bylaws.

Certificate of Incorporation and Bylaws

Preferred Stock. Under our certificate of incorporation, our board of directors has the power to authorize the issuance of up to 10,000,000 shares of preferred stock, all of which are currently undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

●	delay, defer or prevent a change in control;

●	discourage bids for our common stock at a premium over the market price of our common stock;

●	adversely affect the voting and other rights of the holders of our common stock; and

●
discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Requirement. Stockholder nominations of individuals for election to our board of directors and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our amended and restated bylaws. Generally, to be timely, such notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders, which date shall be not earlier than the 90th day, nor later than the close of business on the 70th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders.

Special Meeting Requirements. Our amended and restated bylaws provide that special meetings of our stockholders may only be called at the request of our board of directors or holders of at least ten percent (10%) of the shares entitled to vote at a meeting. Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

No Cumulative Voting. Our certificate of incorporation does not include a provision for cumulative voting for directors.

Classified Board; Removal of Director. Our certificate of incorporation provides that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our certificate of incorporation provides that no director may be removed without the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors by a vote of two-thirds of the stockholders; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Indemnification. Our certificate of incorporation and our bylaws, as amended, provide that we will indemnify our officers and directors against losses they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include any of the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of Houston American Energy Corp., to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we may offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indenture”). We have incorporated by reference forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any revised indenture or indenture supplement, we will file a copy of that supplement with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series by resolution of our board of directors or by means of a supplemental indenture, and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

●	the title and denominations of the debt securities of the series;

●	any limit on the aggregate principal amount of the debt securities of the series;

●	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

●	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

●	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

●
the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

●	the place or places where the principal and interest on the series of debt securities will be payable;

●	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●
our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

●
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

●
if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

●
if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

●	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

●
the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

●
the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

●	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

●	any addition to or change in the events of default with respect to the debt securities of the series;

●	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

●	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

●	the subordination, if any, of the debt securities of the series and terms of the subordination;

●	any other terms of the debt securities of the series; and

●
whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement or in any board resolution establishing such debt securities and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness, if any, outstanding as of the end of our most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

●	any discounted debt securities; and

●	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

●	by the depositary for the registered global security to a nominee of the depositary;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; and

●	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	may not have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

●	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Houston American Energy, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

●	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

●	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

●	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

●
the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

●	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Our Covenants

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

●	failure to pay when due any interest on any debt security of that series that continues for 30 days;

●	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

●	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

●
failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

●	certain events of bankruptcy, insolvency or similar proceedings affecting us and our subsidiaries; and

●	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities after issuance of such debt securities, enter into one or more supplemental indentures to, among other things:

●	add guarantees to or secure any series of debt securities;

●	add any additional Events of Default;

●
provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

●
surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

●
cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

●
add or change or eliminate any of the provisions of the indenture to extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

●	add to or change any of the provisions of the indenture to permit the defeasance and discharge of any series of debt securities pursuant to the indenture;

●
change, or eliminate any of the provisions of the indenture provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture;

●	evidence and provide for the acceptance of appointment by a successor or separate trustee; and

●	establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture to be entered into after issuance of the debt securities shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

●	change the final maturity of the principal of, or any installment of interest on, any debt securities;

●	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

●	change the currency in which any debt securities are payable;

●	release any security interest that may have been granted with respect to such debt securities;

●	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

●	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

●	modify the ranking or priority of the securities;

●	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

●	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations and Certain Sales of Assets

Under the proposed form of indenture, we may not (1) consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or (2) transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

●
the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

●
immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

●
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of Houston American Energy, as such, shall have any liability for any obligations of Houston American Energy under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Houston American Energy. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities issued under the indenture may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of (including authentication and delivery on original issuance of the debt securities), the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Houston American Energy, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including (i) in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any; or (ii) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Michael Sanders, Attorney at Law. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of Houston American Energy as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of GBH CPAs, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.   The consolidated financial statements of Houston American Energy as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Malone & Bailey, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The consolidated financial statements of Houston American Energy as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Ham, Langston & Brezina, L.LP. (formerly Thomas Leger & Co., L.L.P.), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.houstonamericanenergy.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

●	our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009 (File No. 001-32955);

●
the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2008 from our definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2009 (File No. 001-32955);

●
our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 11, 2009, and for the quarterly period ended June 30, 2009, filed with the SEC on August 10, 2009 (File No. 001-32955);

●	our current reports on Form 8-K filed with the SEC on January 22, 2009, February 5, 2009, June 11, 2009 and June 24, 2009 (File No. 001-32955);

●	the description of our common stock contained in our registration statement on Form SB-2 filed with the SEC on June 6, 2006 (File No. 333-134756).

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Houston American Energy Corp., 801 Travis, Suite 1425, Houston, Texas 77002, Attn: Investor Relations, telephone: (713) 222-6966.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.